SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 4, 2011, LaSalle Hotel Properties (the “Company”) and LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Raymond James & Associates, Inc. (the “Agent”), pursuant to which the Company may sell from time to time, in a continuous equity offering program under its Registration Statement on Form S-3 (File No. 333-163296), up to $250,000,000 in aggregate offering price of its common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), through the Agent, as the Company’s agent. Sales of the Common Shares made pursuant to the Equity Distribution Agreement, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

The Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report, and the descriptions of the material terms of the Equity Distribution Agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibit, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated March 4, 2011, by and among the Company, the Operating Partnership and Raymond James & Associates, Inc., as Agent

5.1	Opinion of DLA Piper LLP (US) regarding legal matters

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Executive Vice President, Treasurer and Chief Financial Officer

Dated: March 4, 2011

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated March 4, 2011, by and among the Company, the Operating Partnership and Raymond James & Associates, Inc., as Agent

5.1	Opinion of DLA Piper LLP (US) regarding legal matters

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

3